SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                      Pursuant To Section 13 or 15(D)
                  of the Securities Exchange Act of 1934

                      Commission File Number 0-15454



    Date of Report (Date of earliest event reported):   August 22, 1995



                    TANGRAM ENTERPRISE SOLUTIONS, INC.
          (Exact name of registrant as specified in its charter)

         Pennsylvania                23-2214726
(State or other jurisdiction    (I.R.S.Employer Identification No.)
incorporation or organization)


                   5511 Capital Center Drive, Suite 400
                            Raleigh, NC  27606
                 (Address of principal executive offices)

                              (919) 851-6000
           (Registrant's telephone number, including area code)
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Item 4.   Change in Registrant's Certifying Accountant

    Pending approval of the Board of Directors at the meeting on September 14, 1995, the Company intends to retain Ernst and Young LLP as its independent public accountants, replacing KPMG Peat Marwick ("KPMG"), the former independent public accountants.

(a)  Previous independent accounts.

     (i)  The former accountants, KPMG, were dismissed August 22, 1995.

    (ii) The reports of KPMG on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

   (iii) The registrant's Board of Directors will vote on the change of independent accountants at the September 14 meeting.

    (iv)  In connection with its audits for the two most recent fiscal
          years and through   August 22, 1995, there have been no
          disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of KPMG would have caused them to make reference thereto in their report on the financial statements for such years.

     (v)  During the two most recent fiscal years and through
          August 22, 1995, there have been   no reportable events as
          defined in Regulation S-K Item 304(a)(1)(v).

    (vi) The Registrant has requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. (Will complete when receive letter from KPMG)

Item 7.   Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired - Not applicable

(b)  Pro forma financial information - Not applicable

(c)  Exhibits

     16.1  Letter re change in certifying accountant from KPMG

                                SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               Tangram Enterprise Solutions, Inc.
                                           (Registrant)


Date  August 29, 1995          /s/Nancy M Dunn
                               Nancy M. Dunn
                               Vice President of Finance and
                               Chief Financial Officer

                 INDEX OF EXHIBITS FILED WITH THIS REPORT


Exhibit No.  Description                                   Page


16.1         Letter from KPMG                                5